FLIPPIN, BRUCE & PORTER, INC.

                              AMENDED AND RESTATED
                                CODE OF ETHICSAS
                               OF AUGUST 22, 2008

I.    INTRODUCTION

      A.    GENERAL  PRINCIPLES
            -------------------

            This Code establishes rules of conduct for Covered Persons of the Adviser, which emphasize the Adviser's fiduciary duty. Furthermore, this Code is designed to govern the personal securities activities of Covered Persons based on this duty. In general, Covered Persons should always:
            o     Place the interests of their Clients first;
            o Ensure that all personal securities transactions are conducted consistent with this Code and applicable securities laws and in such a manner as to avoid any actual or potential conflict of interest or any abuse of a Covered Person's position of trust and responsibility;
            o Respect and honor their position of trust and responsibility, and not take inappropriate advantage of their position.

            Covered Persons are prohibited from trading either personally or on behalf of others, while in possession of material, nonpublic information as specified in the Adviser's Insider Trading Policy. Covered Persons are prohibited from disclosing material, nonpublic information concerning securities recommendations and client data.

      B.    LEGAL REQUIREMENT
            -----------------

            Rule 17j-1(a) of the Investment Company Act of 1940 and Rule 204A-1 of the Investment Advisers Act of 1940 makes it unlawful for any Covered Person, in connection with the purchase or sale by such person of a Security Held Or To Be Acquired by the Funds, to:

            1. employ any device, scheme or artifice to defraud the Clients of the Adviser,
            2. make any untrue statement of a material fact or omit to state to any Client of the Adviser a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
            3. engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any Client of the Adviser; or
            4. engage in any manipulative practice with respect to any Client of the Adviser.

            Further, Rule 204A requires all Covered Persons to comply with all government regulations.

II.   RESTRICTIONS ON ACTIVITIES

      A.    BLACKOUT PERIODS
            ----------------

            No Covered Person shall undertake a Security Transaction in any security in which he or she has, or by reason of such transaction acquires, any Beneficial Ownership within seven (7) calendar days after the firm trades in that security unless all of the transactions contemplated by the firm in that security have been completed prior to such transaction. If a Securities Transaction is executed by the firm within seven (7) calendar days after a Covered Person executed a transaction in the same security, the Designated Supervisory Person will review the Covered Person's and the firm's transactions to determine whether the Covered Person did not meet his or her fiduciary duties to the firm in violation of this Code.

      B.    INTERESTED TRANSACTIONS
            -----------------------

            No Covered Person shall recommend any securities transactions by the firm without having disclosed to the Portfolio Manager his or her interest, if any, in such securities or the issuer thereof, including without limitation:

            a.    any Beneficial  Ownership of any securities of such issuer;
            b.    any   contemplated   transaction   by  such   person  in  such
                  securities;
            c.    any position with such issuer or its affiliates; and
            d. any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

      C.    DISCUSSION OF TRADING
            ---------------------

            No Covered Person shall discuss with or otherwise inform others of any contemplated security transactions by the firm except in the performance of his or her duties of employment or in an official capacity and then only for the benefit of the firm or a Client of the firm and in no event for personal gain or for the benefit of others. No such person shall release information as to any investment portfolio changes on behalf of the firm, proposed or in process, except (1) upon the completion of such changes, (2) when the disclosure results from the publication of a prospectus, (3) in conjunction with a regular report to Clients or to any governmental authority resulting in such information becoming public knowledge, or (4) in conjunction with any report to which Clients are entitled by reason of provisions of documents governing the operations of the firm.

      D.    INITIAL PUBLIC OFFERINGS
            ------------------------

            No Covered  Person  shall  acquire any  Beneficial  Ownership in any securities in an initial public offering for his or her personal account without the prior written approval of the Designated Supervisory Person (documented in accordance with Schedule II attached hereto) who has been provided by such Covered Person with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Covered Person's activities on behalf of the firm) and has concluded after consultation with other investment advisory personnel of the Adviser that the firm has no foreseeable interest in purchasing such securities.

      E.    PRIVATE PLACEMENTS
            ------------------

            No Covered Person shall acquire Beneficial Ownership of any securities in a private placement without the prior written approval of the Designated Supervisory Person (documented in accordance with Schedule II attached hereto) who has been provided by such Covered Person with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Covered Person's activities on behalf of the firm) and has concluded after consultation with other investment advisory personnel of the Adviser that the firm has no foreseeable interest in purchasing such securities.

      F.    SHORT-TERM TRADING PROFITS
            --------------------------

            Without the prior written approval of the Designated Supervisory Person (documented in accordance with Schedule II attached hereto), no Covered Person shall undertake a Security Transaction which yields a profit from the purchase and sale, or sale and purchase, within 60 calendar days, of the same (or equivalent) securities, including shares of the Mutual Funds or any other series of Williamsburg Investment Trust, of which such Covered Person has Beneficial Ownership. Any profit so realized shall, unless the Adviser's Executive Committee approves otherwise, be paid over to the Funds or to a charitable organization of the Designated Supervisory Person's choosing.

      G.    GIFTS
            -----

            No Covered Person shall receive any gift of more than de minimis value, as specified in the Adviser's Policy Relating to Third Party Payments, from any person or entity that does business with or on behalf of the firm.

      H.    SERVICE AS A DIRECTOR
            ---------------------

            No Covered Person shall serve on the board of directors of any publicly traded company without the prior written authorization of the Designated Supervisory Person based upon a determination that such board service would be consistent with the interests of the firm's Clients.

            In cases where the Designated Supervisory Person is the Covered Person contemplating serving on such board of directors, prior written authorization of Adviser's Executive Committee is required.

III.  COMPLIANCE PROCEDURES

      A.    PRE-EXECUTION AUTHORIZATION
            ---------------------------

            The Covered Person has the ultimate responsibility to ensure that applicable blackout periods have been observed. Subject to compliance with all applicable blackout periods mentioned herein, pre-execution authorization is required whenever a Covered Person undertakes a Security Transaction that is NOT an Exempt Transaction. Such transaction may be undertaken only if (1) it has been approved by the Designated Supervisory Person with said approval documented in accordance with the Trade Authorization/Report as per Schedule II attached hereto, (2) the approved transaction is completed by the close of business on the second trading day after approval is received and (3) the Designated Supervisory Person has not rescinded such approval prior to execution of the transaction.

            The above pre-execution authorization must be performed by the Chief Compliance Officer in cases where trades are being contemplated by the Designated Supervisory Person.

      B.    REPORTING TRANSACTIONS
            ----------------------

            All Covered  Persons are required to report their personal  Security
            Transactions   in  a  timely   manner.   The   following   reporting
            requirements shall apply to all Covered Persons:

            a. All Security Transactions shall be reported to the Designated Supervisory Person in accordance with the Trade Authorization/Report as per Schedule II attached hereto. Said report shall be submitted no later than 10 days following the date of trade execution and accompanied by a copy of the confirmation for such trade. All Security Transactions of the Designated Supervisory Person shall be reported to the Chief Compliance Officer in accordance with the above procedures.

            b. If, during any calendar quarter, no Security Transactions (irrespective of Beneficial Ownership status) are undertaken by a Covered Person, said Covered Person shall certify accordingly within 10 days of such calendar quarter end. The form for such certification shall be in accordance with the Security Holdings Report as per Schedule III attached hereto.

      C.    REPORTING HOLDINGS
            ------------------

            Upon commencement of employment and within the herein prescribed deadlines following the end of each calendar quarter, each Covered Person must submit to the Designated Supervisory Person a Security Holdings Report in the form of Schedule III attached hereto. Said report shall contain an inventory, as of the same calendar quarter then ended, of all securities for which such Covered Person possesses Beneficial Ownership, not including Excluded Securities, to include an itemization of each Security Transaction undertaken during such calendar quarter so as to facilitate a reconciliation of such Covered Person's holdings from the previous calendar quarter end. The deadline for submitting the Security Holdings Report is as follows:

            If, during a given calendar quarter, no Security Transactions were undertaken by the Covered Person or the Covered Person failed to submit a Trade Authorization/Report in connection with any Security Transaction undertaken during such quarter, submission of the Security Holdings Report is required within 10 days of the quarter then ended.

            If, during a given calendar quarter, all Security Transactions undertaken by the Covered Person were reported through timely submission of Trade Authorization/Reports, submission of the Security Holdings Report is required within 30 days of the quarter then ended.

            Irrespective of the above mentioned deadlines, within 30 days following the end of each calendar quarter, each Covered Person shall also submit to the Designated Supervisory Person a copy of all account statements applicable to the holdings itemized in their respective Security Holdings Report. Said account statements shall delineate the holdings contained in such account as of the calendar quarter just ended.

      D.    CERTIFICATION OF COMPLIANCE
            ---------------------------

            Each Covered Person is required to certify quarterly, via the Security Holdings Report, that he or she has read and understood this Code, recognizes that he or she is subject to such Code, that he or she has complied with all of the requirements of the Code and that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code and Rule 204-2(a)(12) of the Investment Advisers Act of 1940.

      E.    NOTIFICATION OF SUBJECT PERSONS
            -------------------------------

            The Designated Supervisory Person shall notify each Covered Person who may be required to make reports pursuant to this Code that such person is subject to this Code and its reporting requirements and shall deliver a copy of this Code to each such person.

      F.    REVIEW
            ------

            1. The Designated Supervisory Person shall review Covered Persons' securities transactions and shall report all Code violations promptly to the Chief Compliance Officer and the Adviser's Executive Committee. At least quarterly, the Chief Compliance Officer shall report to the Board of Trustees of the Williamsburg Investment Trust any violations requiring significant remedial action during the past quarter.

            2. At least annually, the Designated Supervisory Person shall report to the Chief Compliance Officer of the Adviser who in turn will report to the Board of Trustees of the Williamsburg Investment Trust:

                  a. all existing procedures concerning Covered Persons' personal trading activities and any procedural changes made during the past year; and

                  b.    any   recommended   changes  to  this  Code  or  related
                        procedures.

IV.   SANCTIONS

      Upon  discovering  that  a  Covered  Person  has  not  complied  with  the requirements of this Code, all Covered Persons shall have the responsibility to report the violation to the Adviser's Chief Compliance Officer for appropriate remedial action which, in addition to the actions specifically delineated in other sections of this

      Code, may include a reprimand of the Covered Person, a monetary fine, or suspension or termination of the Covered Person's relationship with the Adviser.

V.    CONFIDENTIALITY

      All information obtained from any Covered Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder may be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization, and may otherwise be disclosed to the extent required by law or regulation.

VI.   OTHER LAWS, RULES AND STATEMENTS OF POLICY

      Nothing contained in this Code shall be interpreted as relieving any Covered Person from acting in accordance with the provision of any applicable law, rule, or regulation or any other statement of policy or procedures governing the conduct of such person adopted by the Adviser.


VII.  FURTHER INFORMATION

      If any person has any questions with regard to the applicability of the provisions of this Code generally or with regard to any securities transaction or transactions such person should consult the Designated Supervisory Person.

VIII. RECORDS

      This Code, a copy of each report by a Covered Person, any written report hereunder by the Adviser, and lists of all persons required to make reports shall be preserved with the Adviser's records for the period required by Rule 17j-1(a) of the Investment Company Act of 1940 and Rule 204A-1 of the Investment Advisers Act of 1940.

                                   SCHEDULE I

                                   DEFINITIONS


ADVISER shall mean Flippin, Bruce & Porter, Inc. in its capacity as investment Adviser to the FBP Balanced Fund and the FBP Value Fund, both series of the Williamsburg Investment Trust, and the separate, managed accounts of Flippin, Bruce & Porter, Inc.

BENEFICIAL OWNERSHIP is to be interpreted by reference to Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (the "Rule"), except that the determination of direct or indirect beneficial ownership for purposes of the Code must be made with respect to all securities that a Covered Person has or acquires. Under the Rule, a person is generally deemed to have beneficial ownership of securities if the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities.

The term "pecuniary interest" in particular securities is generally defined in the Rule to mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities. A person is refutably deemed to have an "indirect pecuniary interest" within the meaning of the Rule in any securities held by members of the person's immediate family sharing the same household, the term "immediate family" including any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, as well as adoptive relationships. Under the Rule, an indirect pecuniary interest also includes, among other things: a general partner's proportionate interest in the portfolio securities held by a general or limited partnership; a performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person, or entity performing a similar function; a person's right to dividends that is separated or separable from the underlying securities; a person's interest in securities held by certain trusts; and a person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable, the term "derivative security" being generally defined as any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to an equity security, or similar securities with, or value derived from, the value of an equity security. For purposes of the Rule, a person who is a shareholder of a corporation or similar entity is not deemed to have a pecuniary interest in portfolio securities held by the corporation or entity, so long as the shareholder is not a controlling shareholder of the corporation or the entity and does not have or share investment control over the corporation's or the entity portfolio.

CLIENT(S) shall mean the separate, managed account clients of Flippin, Bruce & Porter, Inc. and the shareholders of the FBP Balanced Fund and the FBP Value Fund.

CODE shall mean the Amended and Restated Code of Ethics of Flippin, Bruce & Porter, Inc.

COVERED PERSON shall mean any director, officer or employee of the Adviser or of any company in a control relationship to the Adviser who, in connection with his or her regular functions or duties:
      a. makes or participates in decisions regarding the purchase or sale of securities by the firm;
      b. has direct responsibility and authority to make investment decisions affecting the Funds or
      c. obtains or has ready access to information concerning recommendations made regarding the purchase or sale of securities by the firm.

DESIGNATED SUPERVISORY PERSON and ALTERNATE DESIGNATED SUPERVISORY PERSON shall mean Michael E. Watson or Richard A. Bond or R. Joyce Tyree respectively.

EXCLUDED SECURITIES shall mean:
      a.    direct obligations of the Government of the United States
      b. money market instruments - bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments
      c.    shares of money market funds
      d. holdings in shares of other types of mutual funds, excluding exchange-traded funds and excluding the Mutual Funds and any other series of Williamsburg Investment Trust
      e. units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds
      f. securities held pursuant to an automatic investment plan including a dividend reinvestment plan
      g. securities held in accounts over which the Covered Person had no direct or indirect influence or control.

EXEMPT TRANSACTION shall mean any transaction involving:
      a.    the purchase or sale of an Excluded Security

      b. Purchases or sales of securities which are not eligible for purchase or sale by the Funds;

      c. Purchases or sales of fixed-income securities of investment grade with an outstanding issue size of $100,000,000 or more;

      d. Purchases or sales that are non-volitional on the part of the Covered Person;

      e. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired;

      f. Purchases or sales of currencies, currency futures, interest rate futures, index futures and options on any of the foregoing;

      g. Purchases or sales of securities issued or guaranteed as to principal and interest by any government or its agencies or instrumentalities;

      h. Subject to the advance approval by a Designated Supervisory Person, purchases or sales, which are only remotely potentially, harmful to the Funds because such purchases or sales would be unlikely to affect a highly institutional market, or because such purchases or sales are clearly not related economically to the securities held, purchased or sold by the firm.

      i. Any transaction involving the purchase or sale of shares of a variable annuity or variable life insurance product shall be specifically excluded from this definition.

FUND(S) shall mean, individually and collectively, the separate, managed accounts of Flippin, Bruce & Porter, Inc. and the Mutual Funds.

MUTUAL FUNDS shall mean the FBP Balanced Fund and/or the FBP Value Fund.

PORTFOLIO MANAGER shall mean any Covered Person with the direct responsibility and authority to make investment decisions and initiate the purchase or sale of securities which affects the FBP Balanced Fund or the FBP Value Fund.

SECURITY TRANSACTION shall mean any transaction involving the purchase or sale of a security or an option to purchase or sell a security which is not an Excluded Security. Any transaction involving the purchase or sale of a variable annuity or variable life insurance product shall be specifically excluded from this definition.

SECURITY HELD OR TO BE ACQUIRED shall mean any security or option on a security which, within the most recent 15 days, is or has been held by the Funds or is being or has been considered by the Adviser for purchase by the Funds.

                                   SCHEDULE II
                           TRADE AUTHORIZATION/REPORT

================================================================================
                             PRE-TRADE AUTHORIZATION

I hereby seek authorization to execute the following Security Transaction:         [ ] Buy   [ ] Sell

o     Number of Shares or Dollar Par Value:
                                           -------------------------------------
o     Approximate Price per Share or Contract:
                                              ----------------------------------
o     Name of Issuer:
                     -----------------------------------------------------------
o     Brokerage Firm of Execution
                                  ----------------------------------------------
o     Is said  transaction  undertaken  in  connection  with an  Initial  Public   [ ] Yes   [ ] No
      Offering?
            (If Yes,  by your  signature  below,  you  hereby  certify  that the investment opportunity did not arise by virtue of your activities on behalf of the Funds).
o     Is said transaction undertaken in connection with a Private Placement?       [ ] Yes   [ ] No
            (If Yes,  by your  signature  below,  you  hereby  certify  that the investment opportunity did not arise by virtue of your activities on behalf of the Funds).
o     Within  the  last 60  days,  have  you  executed  a  Security  Transaction   [ ]Yes    [ ]No
      involving Yes No these same  securities  or  equivalent  securities of the issuer?

                           PRE-EXECUTION CERTIFICATION
In accordance with the Code, I hereby request authorization to execute the transaction described herein. I understand that authorization, if granted, will be valid until the close of business on the second trading day following the date of authorization. I further understand that my execution of the described transaction will be subject to the applicable blackout period stated in the Code and will, in all other respects, comply with the provisions of the Code.

                   -------------------------------                    ----------
                    (Signature of Covered Person)                       (Date)

Execution Authorized:                            Date of Authorization:
                    -----------------------------                      ---------
                   (Designated Supervisory Person)
================================================================================

================================================================================
                                POST-TRADE REPORT

I hereby submit the following report of an executed transaction:

o     Is the subject transaction an Exempt Transaction as defined in the Code?     [ ] Yes   [ ] No

o     Nature of Transaction:                                                       [ ] Buy   [ ] Sell

                          POST EXECUTION CERTIFICATION
In accordance with the Code, I hereby certify that the information with respect to the executed transaction AS DETAILED IN THE ATTACHED CONFIRMATION is accurate and complete and that said transaction complies with the provisions of the Code.

                   -------------------------------                    ----------
                    (Signature of Covered Person)                       (Date)

  The reporting or recording of the transaction described herein shall not be construed as an admission that the Covered Person has any direct or indirect
       Beneficial Ownership in the security to which this report relates.
================================================================================


                                               COMPLIANCE REVIEW
Blackout observed:                           [ ] Yes   [ ] No     Authorization period observed:   [ ] Yes   [ ] No
Client trades completed prior to execution:  [ ] Yes   [ ] No     Confirmation received:           [ ] Yes   [ ] No
Execution verified:                          [ ] Yes   [ ] No     Prior 60 day trades reviewed:    [ ] Yes   [ ] No

Comments/follow-up:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Initials:         Date:
        ----------     ---------

                                  SCHEDULE III
                            SECURITY HOLDINGS REPORT
                   COVERED PERSON:___________________________

=============================================================================================================================
                             HOLDINGS     ADDITIONS/(DELETIONS)        HOLDINGS        ADDITIONS/(DELETIONS)        HOLDINGS
  TICKER       NAME OF      AS OF  / /                                 QUARTER 1                                    QUARTER 2
    OR      SECURITY/ISSUE     # OF                   # OF               # OF                     # OF                # OF
   CUSIP                      SHARES    DATE  PRICE  SHARES  BROKER     SHARES       DATE  PRICE  SHARES  BROKER     SHARES
=============================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

=============================================================================================================================

                 -------------------------------         -------------------------------             -------------------------------
                   Signature of Covered Person             Signature of Covered Person                 Signature of Covered Person
                       Date:                                   Date:                                       Date:
                            --------------                          --------------                              --------------

                              ----------                              ----------                                  ----------

=====================================================================================
  ADDITIONS/(DELETIONS)        HOLDINGS        ADDITIONS/(DELETIONS)        HOLDINGS
                               QUARTER 3                                    QUARTER 4
              # OF               # OF                     # OF                # OF
DATE  PRICE  SHARES  BROKER     SHARES       DATE  PRICE  SHARES  BROKER     SHARES
=====================================================================================

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

=====================================================================================

                  -------------------------------             -------------------------------
                    Signature of Covered Person                 Signature of Covered Person
                        Date:                                       Date:
                             --------------                              --------------

                               ----------                                  ----------

In accordance with the Code and as evidenced by my signature above as of and for each quarterly period then-ended, I hereby certify that:
      a.    I have read, understand and acknowledge that I am bound by the Code,
      b.    I have complied with all requirements of the Code,
      c. I have reported all security transactions, as required by and pursuant to Rule 204-2(a)(12) of the Investment Advisors Act of 1940, including all transactions for which I have a Beneficial Ownership interest (including Exempt Transactions and Security Transactions as defined in the Code) and,
      d. I have reported all security holdings for which I have a Beneficial Ownership interest.


                                 Page __ of __

                          FLIPPIN, BRUCE & PORTER, INC.
                           PERSONAL TRADING COMPLIANCE
               POLICY CONCERNING FINES AND OTHER CONSEQUENCES FOR
                                   VIOLATIONS


TWO TYPES OF PERSONAL TRADING COMPLIANCE VIOLATIONS:

      1.    Reporting Violations
      2.    Failure to Seek Pre-Trade Authorization

CONSEQUENCES FOR VIOLATIONS:

      REPORTING VIOLATIONS:

      >>    First  Occurrence  - Results in a warning  and  discussion  with the
            Designated Supervisory Person
      >>    Second Occurrence - Results in a $50.00 fine
      >>    Third Occurrence - Results in a $100.00 fine
      >>    Fourth  Occurrence - Results in more severe actions to be determined by the Executive Committee

      FAILURE TO SEEK PRE-TRADE AUTHORIZATION:

      >>    First Occurrence - Results in a $50.00 fine
      >>    Second Occurrence - Results in a $100.00 fine
      >>    Third  Occurrence  -  Results  in the  offending  party  liquidating his/her position and other appropriate actions to be determined by the Executive Committee

NOTES:
>> This policy applies to all Covered Persons as defined in the Amended and Restated Code of Ethics.
>> For the purpose of determining the number of occurrences by a single offending party, a rolling two-year period will be used.
>> All profits from the liquidation of a position in a security will be donated to a charity to be determined by the offending party.